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                   SECOND RESTATED MANAGEMENT SERVICES AGREEMENT

         Second Restated Management Services Agreement (the "Agreement"), dated as of March 12, 1998, by and among Sweetheart Holdings Inc., a Delaware corporation ("Holdings"), Sweetheart Cup Company Inc., a Delaware corporation ("Cup" and together with Holdings, the "Company"), American Industrial Partners Management Company, Inc., a Delaware corporation ("AIPM"), and SF Holdings Group, Inc., a Delaware corporation ("SF Holdings").

         WHEREAS, pursuant to an Investment Agreement dated as of December 29, 1997 (the "Investment Agreement") by and among American Industrial Partners Capital Fund L.P., the other stockholders of the Company, SF Holdings, and Creative Expressions Group, Inc., SF Holdings will acquire 48% of the Class A Common Stock and 100% of the Class B Common Stock of Holdings;

         WHEREAS, pursuant to a Restated Management Services Agreement (the "Existing Management Agreement"), dated as of August 31, 1993, by and among the Company and AIPM, which is the general partner of American Industrial Partners Capital Fund L.P., AIPM is providing certain management services to the Company; and

         WHEREAS, subject to the terms and conditions of this Agreement, the Company desires to retain SF Holdings to provide certain management services to the Company; and

         WHEREAS, the parties hereby amend and restate the Existing Management Agreement in its entirety as follows.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  "Credit Agreement" shall mean the Amended and Restated Loan and Security Agreement dated as of October 24, 1997, as amended, among the Company, the financial institutions named therein as lenders, and BankAmerica Business Credit, Inc. as Agent. A reference herein to the Credit Agreement shall not include any amendment or modification thereof that is adverse to AIPM's and/or to SF Holdings's rights hereunder unless each of AIPM and SF Holdings, as applicable, expressly consents in writing to the applicability of such change upon this Agreement.





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                  "Indentures" shall mean, collectively, the Senior
         Secured Note Indenture and the Senior Subordinated Note
         Indenture.

                  "Senior Secured Note Indenture" shall mean the Indenture, dated as of August 30, 1993, by and among Cup, United States Trust Company of New York, as trustee, and Holdings, as guarantor, pursuant to which the Senior Secured Notes were issued. A reference herein to such Indenture shall not include any amendment or modification thereof that is adverse to AIPM's and/or to SF Holdings's rights hereunder unless each of AIPM and SF Holdings, as applicable, expressly consents in writing to the applicability of such change upon this Agreement.

                  "Senior Secured Notes" means the $190,000,000 9.625% Senior Secured Notes due 2000 of Cup.

                  "Senior Subordinated Note Indenture" shall mean the Indenture, dated as of August 30, 1993, by and among Cup, United States Trust Company of Texas, as trustee, and Holdings, as guarantor, pursuant to which the Senior Subordinated Notes were issued. A reference herein to such Indenture shall not include any amendment or modification thereof that is adverse to AIPM's and/or to SF Holdings's rights hereunder unless each of AIPM and SF Holdings, as applicable, expressly consents in writing to the applicability of such change upon this Agreement.

                  "Senior Subordinated Notes" means the $110,000,000 10.5% Senior Subordinated Notes due 2003 of Cup.

         2. Management Services.

                  a. Until the third anniversary of the date first above written, AIPM shall provide financial and other corporate advisory services to the Company. Such services shall be performed by the qualified officers, employees or agents of AIPM as the Company may reasonably request from time to time, and AIPM shall at all times direct, monitor and supervise the performance of such services by such officers, employees or agents. The Company recognizes that, during the term of this Agreement, AIPM shall not be required to devote any minimum number of hours or, other than as provided in the two immediately preceding sentences, to perform any specific services or duties on behalf of the Company. Notwithstanding anything in this Agreement to the contrary, the rights and obligations of AIPM under this Agreement (other than AIPM's right to receive Management Fees (as defined herein) theretofore accrued pursuant to Section 3 hereof) shall terminate upon the earlier to occur of (x) the third anniversary of the date first above written, and (y) the date on which American Industrial Partners Capital Fund, L.P. no longer holds any shares of




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         capital stock of the Company or any equity interests in SF
         Holdings.

                  b. During the term of this Agreement, SF Holdings shall provide general management services to the Company and, subject to the direction of the Board of Directors of the Company, shall have authority, responsibility and control over all of the business operations of the Company, including, without limitation, the following: (i) implementing the business plan of the Company; (ii) acquiring and disposing of assets; (iii) entering into contracts, agreements and other commitments for, and on behalf of, the Company;
         (iv) hiring, determining the compensation of, and terminating employees of the Company other than the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer of each of Holdings and of Cup; and (v) taking all other actions associated with management of the day-to-day operations of the business of the Company. In addition, SF Holdings shall provide financial and other corporate advisory services to the Company. All of the services to be provided pursuant to this Section 2(b) shall be performed by the qualified officers, employees or agents of SF Holdings as the Company may reasonably request from time to time, and SF Holdings shall at all times direct, monitor and supervise the performance of such services by such officers, employees or agents.

         3. Management Fees.

                  a. The Company shall pay aggregate annual management fees of $1,850,000 (the "Management Fees") as follows: (i) in respect of the period from the date first above written (the "Closing Date") to the first anniversary thereof, $925,000 to AIPM and $925,000 to SF Holdings; (ii) in respect of the period from the first anniversary of the Closing Date to the second anniversary of the Closing Date, $740,000 to AIPM and $1,110,000 to SF Holdings; (iii) in respect of the period from the second anniversary of the Closing Date to the third anniversary of the Closing Date, $555,000 to AIPM and $1,295,000 to SF Holdings; and (iv) thereafter, in respect of each period ending on the next following anniversary of the date of the Management Agreement during the term of this Agreement, $1,850,000 to SF Holdings. The Management Fees shall be payable semi-annually in arrears forty-five (45) days after the payment of interest on the Senior Secured Notes and the Senior Subordinated Notes.

                  b. Notwithstanding the provisions of Section 3(a) above, the payment of the Management Fees shall be subject to the subordination and other terms and conditions set forth in Section 9.15 of the Credit Agreement and Section 4.07 of each of the Indentures. Any Management Fees which




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         are not paid when due as a result of the foregoing provisions shall be paid promptly after the time such payment is not prohibited by Section
         9.15 of the Credit Agreement and Section 4.07 of each of the Indentures. If either AIPM or SF Holdings ever receives a payment of Management Fees in contravention of this Section 3(b), it shall hold such payment in trust for the benefit of the lenders under the Credit Agreement and the noteholders under the Indentures. The provisions of this Section 3(b) cannot be amended without the consent of the "Agent" under the Credit Agreement and the "Trustees" under each Indenture.

         4. Additional Expenses. In addition to the Management Fees payable pursuant to Section 3, the Company agrees to promptly reimburse AIPM and SF Holdings for all reasonable out-of-pocket expenses incurred by AIPM and SF Holdings in providing the services contemplated by this Agreement, including reasonable fees and expenses paid to consultants, subcontractors and other third parties in connection with such services; provided that the Chief Executive Officer of the Company shall have previously approved the retention of such consultant, subcontractor or other third party.

         5. Term. Except as provided for herein, this Agreement shall be for an initial term of three years from the date first above written. Such term shall be renewed automatically for additional one-year terms thereafter unless SF Holdings or the Company, upon approval of its Board of Directors, shall give notice in writing within ninety days before the expiration of the initial three year term or of any one-year renewal thereof of its desire to terminate this Agreement. The provisions of Sections 7 and 8 shall survive the termination of this Agreement.

         6. Obligations Joint and Several. Holdings and Cup shall be jointly and severally liable to AIPM and SF Holdings for all obligations of the Company under this Agreement, including, without limitation, the payment of all Management Fees and out-of-pocket expenses hereunder.

         7. Indemnification. The Company will indemnify and hold harmless each of AIPM and SF Holdings and their partners, employees, agents, representatives and affiliates (each being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, any claim made by any third party or otherwise, relating to or arising out of the engagement of AIPM or SF Holdings, as applicable, pursuant to, and the performance by AIPM or SF Holdings, as applicable, of the services contemplated by, this Agreement, and the Company will reimburse any Indemnified Party for all reasonable costs and expenses (including attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim, or any action or proceeding arising therefrom,




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whether or not such Indemnified Party is a party hereto. The Company will not be liable under the foregoing indemnification provision, and an Indemnified Party shall reimburse the Company for any related payments made hereunder, to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted primarily from the gross negligence or willful misconduct of AIPM or SF Holdings, as applicable. No Indemnified Party shall be liable to the Company for honest mistakes of judgment, or for action or inaction, taken in good faith in the performance of services under this Agreement to the extent such action would satisfy the standards for indemnification set forth in this Section 7.

         8. Non-disclosure of Confidential Information. Each of the parties hereto understands and acknowledges that during the term of this Agreement such party will be provided with, or have access to, confidential information, including, without limitation, trade secrets, customer lists, proprietary manufacturing processes and marketing information, regarding the other's operations and market structure (all of the foregoing collectively referred to as the "Confidential Property"). Each of the parties will regard and preserve as confidential and as trade secrets all Confidential Property of the others. Each party agrees that it will not, directly or indirectly, communicate or divulge to, or use for the benefit of itself or any other person, firm, association or corporation, without the prior consent of the other party, which consent may be withheld for any reason, any Confidential Property, all of which shall remain the sole and exclusive property of the appropriate party.

         9. Permissible Activities. Subject to all applicable provisions of Delaware law that impose fiduciary duties upon AIPM or its partners or affiliates or SF Holdings or its affiliates, nothing herein shall in any way preclude AIPM or its partners or affiliates or SF Holdings or its affiliates from engaging in any business activities or from performing services for its or their own account or for the account of others.

         10. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. This Agreement may not be transferred or assigned by any party without the prior written consent of each other party, except that SF Holdings may assign all or any part of its rights and obligations, including, without limitation, its right to receive Management Fees, under this Agreement to The Fonda Group, Inc. without the consent of any of the other parties.

         11. Entire Agreement; Amendment. This Agreement constitutes the entire agreement and understanding among the parties with respect to the subject matter hereof and supersedes any earlier agreement with respect to the subject matter hereof. This Agreement may be amended or modified, or any provisions




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hereof may be waived; provided that such amendment or waiver is set forth in a writing executed by the parties. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

         12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         13. Counterparts. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute a fully-executed original instrument.






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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be executed as of the day and year first above written.

                                         SWEETHEART HOLDINGS INC.


                                         By:/s/ Dan Carson
                                            _______________________________
                                            Name:  Dan Carson
                                            Title: Vice President

                                         SWEETHEART CUP COMPANY INC.


                                         By:/s/ Dan Carson
                                            _______________________________
                                            Name:  Dan Carson
                                            Title: Vice President

                                         AMERICAN INDUSTRIAL PARTNERS
                                         MANAGEMENT COMPANY, INC.


                                         By:/s/ Kenneth Pereira
                                            _______________________________
                                            Name:  Kenneth Pereira
                                            Title: Principal

                                         SF HOLDINGS GROUP, INC.


                                         By:/s/ Hans Heinsen
                                            ______________________________
                                            Name:  Hans Heinsen
                                            Title: Chief Financial Officer